Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Eileen Cassidy Rivera
eileen.rivera@vangent.com

VANGENT, INC. ANNOUNCES THIRD QUARTER 2007 RESULTS

Arlington, VA, November 13, 2007 - Vangent, Inc., a leading global provider of information management and business process outsourcing services, today announced its third quarter 2007 results.

“We are very pleased with our third quarter results as we had solid growth in revenue and Adjusted EBITDA,” said Mac Curtis, President and Chief Executive Officer of Vangent.  “We are particularly pleased with the growth of our Health business, where we continue to ramp up our important CMS contract.  In addition, we won new business in the growing area of military healthcare which has been a strategic direction for Vangent.”

Financial Summary (unaudited)

(Dollars in Millions)

Three Months Ended September 29, 2007

Revenue	$129.6

Adjusted EBITDA (1)	$22.1

Total Net Debt (3)	$414.3

Total Cash	$15.0

Contract Backlog	$1,858.9

Firm Contract Backlog	$445.9

Twelve Months Ended September 29, 2007

Adjusted EBITDA (1)	$65.3

LTM Credit Agreement Adjusted EBITDA (2)	$72.4

(1) “Adjusted EBITDA” is adjusted to (1) exclude legal expenses payable by Pearson in connection with an investigation into a contract awarded to NCS Pearson, Inc by the Transportation Security Administration in 2002 and all potential reserves related to the potential settlement of such claim, and (2) eliminate certain costs resulting from our separation from Pearson plc net of certain overhead and infrastructure costs.  These adjustments are the same categories presented during the marketing of the Senior Subordinated Notes.  This does not include certain adjustments that are specific only to the credit agreement.

(2) “LTM Credit Agreement Adjusted EBITDA” as defined in the credit agreement is the sum of EBITDA for Q4 of 2006 and the actual EBITDA for Q1 through Q3 2007.  As specified by the credit agreement, this total is adjusted to (1) include the items in footnote 1, (2) normalize the operating income of a certain HHS contract, and (3) add back TSA related expenses per the sale and purchase agreement.

(3) Net debt is total debt less cash on hand at September 29, 2007, $429.3 million less $15.0 million.

A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

Q3 2007 Results Conference Call:  Will take place on Tuesday, November 13, 2007 at 11:00 a.m. EST.  Interested parties may call (888) 694-4702 and request the “Vangent Q3 2007 Results Conference Call,” conference ID # 9363594.

Audio Replay:  A replay of the earnings call can be heard after 5 pm on November 13, 2007 until November 27, 2007.  To hear the replay, dial (877) 519-4471 and enter the same conference ID # 9363594.  For interested parties outside the U.S. and Canada, dial (973) 341-3080 and enter the same conference ID #.

Vangent’s third quarter full financials are available on the website of the Securities and Exchange Commission at www.sec.gov/edgar.

About Vangent, Inc.

With over 5,000 employees worldwide, Vangent, Inc. is a global provider of Consulting, Systems Integration, Human Capital Management and Business Process Outsourcing services to the U.S. federal and international governments, higher education institutions and corporations. Pearson Government Solutions was acquired by Veritas Capital on February 14, 2007 and changed its name to Vangent, Inc. Clients include the Centers for Medicare & Medicaid Services, the U.S. Departments of Defense, Education, Health and Human Services, Justice and Labor; the Equal Employment Opportunity Commission and the U.S. Office of Personnel Management, as well as Fortune 500 companies.

Headquartered in Arlington, Virginia, the company has offices throughout the U.S. and in the U.K., Canada, Mexico, Venezuela and Argentina.

Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenue and profitability. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements. All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of its control that may cause its business, strategy or actual results or events to differ materially from the statements made herein. These risks and uncertainties may include, but are not limited to, the following: changes in the demand for services the Company provides; termination of key U.S. government contracts; pursuit of new commercial business and foreign government opportunities; activities of competitors including the filing of bid protests; changes in significant operating expenses; changes in availability of capital; general economic and business conditions in the U.S. and abroad; acts of war or terrorist activities; variations in performance of financial markets; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Predecessor Entity	Successor Entity	Predecessor Entity		Successor Entity
	Three Months Ended September 30, 2006	Three Months Ended September 29, 2007	Nine Months Ended September 30, 2006	Period January 1, 2007 to February 14, 2007	Period February 15, 2007 to September 29, 2007

Revenue	$110,313	$129,610	$396,479	$58,833	$303,656
Cost of revenue	82,618	103,983	315,936	48,187	254,096
Gross profit	27,695	25,627	80,543	10,646	49,560
General and administrative expenses	10,122	11,544	29,149	9,383	29,982
Selling and marketing expenses	4,821	4,190	14,878	1,940	11,039
Intangible amortization	3	—	11	—	—
Operating income (loss)	12,749	9,893	36,505	(677)	8,539
Interest expense (income), net	257	9,731	482	(10)	24,090
Income (loss) before income taxes	12,492	162	36,023	(667)	(15,551)
Provision (benefit) for income taxes	4,869	1,566	13,700	(292)	4,502
Net income (loss)	$7,623	$(1,404)	$22,323	$(375)	$(20,053)

Vangent, Inc. (formerly Pearson Government Solutions Business)

Consolidated Balance Sheets

(in thousands except per share and share amounts)

(unaudited)

	Predecessor Entity	Successor Entity
	December 31, 2006	September 29, 2007
Assets
Current assets
Cash and cash equivalents	$11,713	$14,996
Accounts receivable, net	102,457	115,501
Inventories	536	1,401
Deferred loan fees	—	2,150
Deferred tax asset	2,948	—
Prepaids and other assets	4,515	18,661
Total current assets	122,169	152,709

Goodwill	442,871	301,455
Property and equipment, net	30,305	28,400
Intangible assets, net	682	203,266
Deferred loan fees	—	10,867
Other assets	749	948
Total assets	$596,776	$697,645

Liabilities and Owner’s /Stockholder’s Equity
Current liabilities
Current portion of long-term debt and revolving credit facility	$—	$2,400
Accounts payable	28,977	36,464
Accrued expenses	24,067	30,439
Accrued interest	—	4,686
Advance payments on contracts	8,790	5,848
Current maturities on long-term leases	311	312
Current portion of deferred tax liability	—	852
Total current liabilities	62,145	81,001

Long-term debt, net of current portion	—	426,400
Other long-term liabilities	3,703	4,140
Deferred tax liability, net of current portion	1,844	3,418
Total liabilities	67,692	514,959

Commitments and contingencies (Note 7)
Owner’s/stockholder’s equity
Common stock, $0.01 par value; 1,000 shares authorized, issued and outstanding at September 29, 2007	—	—
Additional paid-in capital	—	203,466
Pearson intercompany investment in subsidiary	534,586	—
Accumulated deficit	—	(20,053)
Accumulated other comprehensive loss	(5,502)	(727)
Owner’s/stockholder’s equity	529,084	182,686
Total liabilities and owner’s/stockholder’s equity	$596,776	$697,645

Vangent, Inc. (formerly Pearson Government Solutions Business)

Consolidated Statements of Owner’s/Stockholder’s Equity and Comprehensive Income (Loss)

(in thousands, except share amounts)

(unaudited)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Pearson Intercompany Investment in	Accumulated	Total Owner’s/ Stockholder’s	Comprehensive
	Shares	Amount	Capital	(Loss) Income	Subsidiary	Deficit	Equity	Income (Loss)
(Predecessor Entity)
Balance, December 31, 2005	—	$—	$—	$(4,930)	$496,213	$—	$491,283	$—
Net income	—	—	—	—	22,323	—	22,323	22,323
Pearson equity transfers and investment	—	—	—	—	17,046	—	17,046	—
Foreign currency translation adjustment, net of tax effects	—	—	—	(815)	—	—	(815)	(815)
Balance, September 30, 2006	—	$—	$—	$(5,745)	$535,582	$—	$529,837	$21,508

Balance, December 31, 2006	—	$—	$—	$(5,502)	$534,586	$—	$529,084	$—
Net loss	—	—	—	—	(375)	—	(375)	(375)
Pearson equity transfers and investment	—	—	—	—	13,310	—	13,310	—
Foreign currency translation adjustment, net of tax effects	—	—	—	(166)	—	—	(166)	(166)
Balance, February 14, 2007	—	$—	$—	$(5,668)	$547,521	$—	$541,853	$(541)

(Successor Entity)
Balance, February 15, 2007	—	$—	$—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(20,053)	(20,053)	(20,053)
Issuance of common stock	1,000	—	203,466	—	—	—	203,466	—
Effect of hedging activities, net of tax effects	—	—	—	(1,040)	—	—	(1,040)	(1,040)
Foreign currency translation adjustment, net of tax effects	—	—	—	313	—	—	313	313
Balance, September 29, 2007	1,000	$—	$203,466	$(727)	$—	$(20,053)	$182,686	$(20,780)

Vangent, Inc. (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Predecessor Entity		Successor Entity
	Nine Months Ended September 30, 2006	Period January 1, 2007 to February 14, 2007	Period February 15, 2007 to September 29, 2007
Cash flows from operating activities
Net income (loss)	$22,323	$(375)	$(20,053)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	11,015	2,369	20,753
Stock based compensation	530	1,477	475
Loss on disposal of property and equipment	1,464	7	—
Deferred income taxes	511	(19)	3,749
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	23,524	(16,445)	1,255
Inventories	382	20	(885)
Prepaids and other assets	568	323	(13,601)
Accounts payable	(43,932)	(4,508)	11,945
Accrued expenses and accrued interest	(2,640)	(664)	13,494
Advance payments on contracts	(11,415)	(1,206)	(1,736)
Other long-term liabilities	65	125	597

Net cash provided by (used in) operating activities	2,395	(18,896)	15,993

Cash flows from investing activities
Acquisition of a business, net of cash acquired	(8,078)	—	(629,219)
Capital expenditures for property and equipment	(5,082)	(3,727)	(4,412)

Net cash used in investing activities	(13,160)	(3,727)	(633,631)

Cash flows from financing activities
Capital lease payments	(1,150)	(39)	(131)
Investment from parent	17,037	13,310	—
Proceeds from issuance of common stock	—	—	203,466
Proceeds from issuance of long-term debt and revolving credit facility	—	—	460,000
Repayment of long-term debt and revolving credit facility	—	—	(31,200)

Net cash provided by financing activities	15,887	13,271	632,135

Effect of foreign currency exchange rate changes	(1,885)	(166)	499

Net increase (decrease) in cash and cash equivalents	3,237	(9,518)	14,996
Cash and cash equivalents, beginning of period	6,338	11,713	—

Cash and cash equivalents, end of period	$9,575	$2,195	$14,996

UNAUDITED RECONCILIATION BETWEEN NET INCOME AND CREDIT ADJUSTED EBITDA
(dollars in thousands)

	Three months ended	Twelve months ended
	September 29, 2007	September 29, 2007

Net loss	$(1,404)	$(14,124)
Income tax expense	1,566	7,688
Interest expense	10,086	24,928
Interest income	(354)	(698)
Depreciation and amortization	8,256	26,665
EBITDA	$18,150	$44,459

Stock based compensation expense	—	1,579
Loss on disposal of property and equipment	—	7
TSA adjustment	57	4,529
Addbacks per credit agreement	2,468	6,252
UC CASA termination normalization	491	4,145
Employee sales and retention bonuses	645	3,510
Management fee	276	814

Adjusted EBITDA	$22,087	$65,295
CMS contract normalization adjustment	—	6,752
TSA adjustment	57	371

Credit adjusted EBITDA	$22,144	$72,418

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